Exhibit 99.3

[LOGO] Chell Group Corporation

Chell Group Corporation

                                                           FOR IMMEDIATE RELEASE

                                                           June 28, 2002

               Chell Group to Hold Investor Update Conference Call

New York, NY, June 28, 2002 -- Chell Group Corporation, a technology holding company in business to acquire and grow undervalued technology companies, will hold a conference call to provide an update to investors.

The Company's delisting from the NASDAQ Small Cap is not the result of any investigation, accounting irregularity or impropriety. The Company's operations are not affected by the NASDAQ action. Further details of this and the Company's ongoing strategy will be provided in the conference call.

The conference call will be held on Tuesday, July 2nd at 4:15pm EST. Investors can access the call by dialing 416-695-5259 or toll free 1-877-888- 4210 and ask for the "Chell Investor Update" conference call.

About Chell Group Corporation:

Chell Group Corporation is a technology holding company in business to acquire and grow undervalued technology companies. Chell Group's portfolio includes Logicorp www.logicorp.ca NTN Interactive Network Inc. www.ntnc.com, GalaVu Entertainment Network Inc. www.galavu.com, Engyro Inc. (investment subsidiary) www.engyro.com and cDemo Inc. (investment subsidiary) www.cdemo.com. For more information on the Chell Group, visit www.chell.com.


Forward-looking statements and comments in this press release are made pursuant to safe harbor provisions of the Securities Exchange Act of 1934. Certain statements, which describe The Chell Group Corporation's intentions, expectations or predictions, are forward-looking and are subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the acceptance of Internet based application service providers in the
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consumer market; the impact of rapid technological and market change; general industry and market conditions and growth rates.


For more information, please contact:


Ron Matthews
Director, Investor Relations
Chell Group Corporation
403.303.2358
rmatthews@chell.com


Arian L. Hopkins
Manager Corporate Communications
Chell Group Corporation
403.303.2347
arian@chell.com